As filed with the Securities and Exchange Commission on August 21, 2001

                                                              PRELIMINARY COPY

  CONFIDENTIAL PURSUANT TO RULE 14a-6(e)(2), FOR THE USE OF THE COMMISSION ONLY

                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

                                 ---------------

Filed by the Registrant |X| Filed by a Party other than the Registrant |_| Check the appropriate box:

|X|  Preliminary Proxy Statement
|_|  Definitive Proxy Statement
|_|  Definitive Additional Materials
|_| Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12 |_| Confidential, for the use of the Commission only
     (as permitted by Rule 14a-6(e)(2))

                                 ---------------

                            eLEC COMMUNICATIONS CORP.
                (Name of Registrant as Specified in Its Charter)
                     (Name of Person Filing Proxy Statement)

                                 ---------------

Payment of Filing Fee (Check the appropriate box):

|X|     No fee required
|_|     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        (1)   Title of each class of securities to which transaction applies:
        (2)   Aggregate number of securities to which transaction applies:
        (3)   Per unit price or other underlying value of transaction
              computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        (4)   Proposed maximum aggregate value of transaction:
        (5)   Total fee paid:
|_|     Fee paid previously with preliminary materials:
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-1l(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
        (1)   Amount Previously Paid: $
        (2)   Form, Schedule or Registration Statement No.:
        (3)   Filing Party:
        (4)   Date Filed:

                            eLEC COMMUNICATIONS CORP.
                                 543 Main Street
                          New Rochelle, New York 10801

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS


                                                       September 3, 2001


To the Shareholders of eLEC Communications Corp.:

     Notice is hereby given that a Special Meeting of Shareholders of eLEC Communications Corp., a New York corporation (the "Company"), will be held at the offices of the Company's headquarters at 543 Main Street, New Rochelle, New York 10801 on Friday, October 19, 2001 at 10:00 A.M., local time, for the following purposes:

1. To approve an amendment to the Company's Certificate of Incorporation to effect a stock combination, or reverse stock split, pursuant to which every four shares of the Company's outstanding common stock would be exchanged for one new share of common stock; and

2. To consider and act upon such other business as may properly come before the meeting.

     Only shareholders of record at the close of business on Tuesday, August 28, 2001 will be entitled to vote at the Special Meeting.

     Whether or not you expect to attend the Special Meeting, please mark, sign and promptly return the enclosed proxy in the postpaid envelope provided. If you receive more than one proxy because your shares are registered in different names or addresses, each such proxy should be signed and returned so that all your shares will be represented at the meeting.


                                              Sincerely,


                                              JOEL DUPRE
                                              Chairman of the Board
                            eLEC COMMUNICATIONS CORP.
                                 543 Main Street
                          New Rochelle, New York 10801


                                 PROXY STATEMENT


     This Proxy Statement is furnished to shareholders of eLEC Communications Corp., a New York corporation (the "Company"), in connection with the solicitation, by order of the Board of Directors of the Company, of proxies to be voted at a Special Meeting of Shareholders to be held on Friday, October 19, 2001, at 10:00 A.M., New York City time, at the offices of the Company's headquarters at 543 Main Street, New Rochelle, New York 10801, and at any adjournment or adjournments thereof (the "Special Meeting"). The accompanying proxy is being solicited on behalf of the Board of Directors of the Company. This Proxy Statement and the enclosed proxy card were first mailed to shareholders of the Company on or about Monday, September 3, 2001.

     At the Special Meeting, the following matters will be considered and voted upon:

     1. To approve an amendment to the Company's Certificate of Incorporation to effect a stock combination, or reverse stock split, pursuant to which every four shares of the Company's outstanding common stock, par value $.10 per share (the "Common Stock"), would be exchanged for one new share of Common Stock; and

     2.   Such other business as may properly come before the meeting.

Voting and Revocation of Proxies; Adjournment

     All of the voting securities of the Company represented by valid proxies, unless the shareholder otherwise specifies therein or unless revoked, will be voted FOR the proposed amendment to the Company's Certificate of Incorporation, and at the discretion of the proxy holders on any other matters that may properly come before the Special Meeting. The Board of Directors does not know of any matters to be considered at the Special Meeting other than the election of directors and the other proposal set forth above.

     If a shareholder has appropriately specified how a proxy is to be voted, it will be voted accordingly. Any shareholder has the power to revoke such shareholder's proxy at any time before it is voted. A proxy may be revoked by delivery of a written statement to the Secretary of the Company stating that the proxy is revoked, by a subsequent proxy executed by the person executing the prior proxy and presented to the Special Meeting, or by voting in person at the Special Meeting.

     The approval of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Special Meeting is required to approve the proposed amendment to the Company's Certificate of Incorporation and a majority of the votes cast by the shareholders entitled to vote at the meeting is required to take any other action. In the event that sufficient votes in favor of any of the matters to come before the meeting are not received by the date of the Special Meeting, the persons named as proxies may propose one or more adjournments of the Special Meeting to permit further solicitation of proxies.
Any such adjournment will require the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy at the Special Meeting. The persons named as proxies will vote in favor of any such proposed adjournment or adjournments.

Solicitation

     The solicitation of proxies pursuant to this Proxy Statement will be primarily by mail. In addition, certain directors, officers or other employees of the Company may solicit proxies by telephone, telegraph, mail or personal interviews, and arrangements may be made with banks, brokerage firms and others to forward solicitation material to the beneficial owners of shares held by them of record. No additional compensation will be paid to directors, officers or other employees of the Company for such services. The total cost of any such solicitation will be borne by the Company and will include reimbursement of brokerage firms and other nominees.

Quorum and Voting Rights

     The Board of Directors of the Company has fixed Tuesday, August 28, 2001 as the record date (the "Record Date") for the determination of shareholders entitled to notice of and to vote at the Special Meeting. Holders of record of shares of Common Stock at the close of business on the Record Date will be entitled to one vote for each share held. The presence, in person or by proxy, of the holders of a majority of the outstanding voting securities entitled to vote at the Special Meeting is necessary to constitute a quorum at the Special Meeting.

Common Stock Owned by Directors, Officers and Other Beneficial Owners

     The following table sets forth, as of August 15, 2001, the names, addresses and number of shares of Common Stock beneficially owned by all persons known to the management of the Company to be beneficial owners of more than 5% of the outstanding shares of Common Stock, and the names and number of shares beneficially owned by all directors of the Company and all executive officers and directors of the Company as a group (except as indicated, each beneficial owner listed exercises sole voting power and sole dispositive power over the shares beneficially owned):

                                                       Shares Beneficially    Percent of Outstanding
Name and Address                                              Owned                Common Stock
----------------                                              -----                ------------
Joel Dupre.........................................         1,044,668(1)               6.9%
c/o eLEC Communications Corp.
509 Westport Avenue
Norwalk, Connecticut 06851

Geils Ventures LLC................................            890,350                   6.0
54 Danbery Road, Suite 38
Ridgefield, Connecticut 06877

Paul H. Riss.......................................           319,500(2)                2.1


Eric M. Hellige....................................            68,000(3)                 *


Jonathan M. Berg .................................             41,000(4)                 *


All directors and executive officers of the
  Company as a group (four individuals)............         1,473,168                   9.7

------------------

* Less than 1%.

(1) Includes 240,000 shares of Common Stock subject to options that are presently exercisable.

(2) Includes 290,000 shares of Common Stock subject to options that are presently exercisable.

(3) Includes 25,000 shares of Common Stock subject to options and warrants that are presently exercisable. Does not include 60,000 shares of Common Stock subject to options that are presently exercisable held by Pryor Cashman Sherman & Flynn LLP, of which Mr. Hellige is a member, as to which shares Mr. Hellige disclaims beneficial ownership.

(4) Includes 22,000 shares of Common Stock subject to options that are presently exercisable.



                                   PROPOSAL 1

                    AMENDMENT OF CERTIFICATE OF INCORPORATION

Background

     The Company was notified by The Nasdaq Stock Market, Inc. ("Nasdaq") in March 2001 that the Common Stock would be delisted from The Nasdaq SmallCap Market ("Nasdaq/SmallCap") if the share price of the Common Stock continued to be below $1.00. After this notice was received, the Board of Directors of the Company was contacted by a number of shareholders concerning the merits of the Company retaining its listing on Nasdaq/SmallCap. Although shareholders have expressed a number of views regarding the advisability of a reverse stock split, generally, shareholders have encouraged the Board of Directors of the Company to take all reasonable steps to maintain such listing rather than have the Common Stock be traded on the OTC Bulletin Board.

The Reverse Stock Split

     The Board of Directors of the Company has considered and approved a four-for-one reverse stock split as a means of increasing the share price of the Common Stock above $1.00. Certain members of the Board of Directors of the Company have expressed reservations about implementing the proposed reverse stock split because of the mixed history such actions have had on companies in similar circumstances. Post reverse split, an issuer's stock price may decline, which would reduce substantially the overall market capitalization of such issuer, as opposed to a similar price decline prior to such reverse stock split. Nonetheless, the Board of Directors of the Company believes that a reverse stock split, if the Board, upon approval by the shareholders, chooses to implement such an action, would be in the best interests of the Company and its shareholders if the Company's Nasdaq/SmallCap listing could not otherwise be maintained.

     The Board of Directors of the Company, recognizing that amending the Company's Certificate of Incorporation to provide for a reverse stock split requires the approval of shareholders and that some shareholders may have a different view of the necessity for maintaining the Nasdaq/SmallCap listing, in August 2001 adopted resolutions, subject to approval by the Company's shareholders, to amend the Certificate of Incorporation to: (i) effect a four-for-one stock combination, or reverse stock split, of the outstanding shares of Common Stock, and (ii) provide for rounding up fractional shares to the nearest whole share. The reverse split will not change the number of authorized shares of Common Stock or preferred stock or the par value of the Common Stock or preferred stock.

     If the reverse split is approved, the Board of Directors will have authority, without further shareholder approval, to effect the reverse split pursuant to which each four shares of Common Stock owned by a shareholder (the "old shares") would be exchanged for one new share (the "new shares"). The number of old shares for which each new share is to be exchanged is referred to as the "exchange number". The reverse split will be effected simultaneously for all shares of Common Stock and the exchange number will be the same for all shares of Common Stock. Upon effectiveness of the reverse split, each option or warrant right for Common Stock would entitle the holder to acquire a number of shares equal to the number of shares which the holder was entitled to acquire prior to the reverse split divided by the exchange number at the exercise price in effect immediately prior to the reverse split, multiplied by the exchange number.

     The Board of Directors of the Company will have the authority to determine the exact timing of the effective date of the reverse split, without further shareholder approval. Such timing will be determined in the judgment of the Board of Directors, with the intention of maximizing the Company's ability to remain in compliance with the continued listing maintenance requirements of Nasdaq and other intended benefits of the reverse split to shareholders and the Company.

     The Board of Directors also reserves the right, notwithstanding shareholder approval and without further action by the shareholders, not to proceed with the reverse split, if, at any time prior to filing the amendment to the Certificate of Incorporation with the Secretary of State of the State of New York, the Board of Directors, in its sole discretion, determines that the reverse split is no longer in the best interests of the Company and its shareholders. The Board of Directors may consider a variety of factors in determining whether or not to implement the reverse split including, but not limited to,

          o    overall trends in the stock market;

          o    recent  changes and  anticipated  trends in the per share  market
               price  of  the   Common   Stock,   business   and   transactional
               developments;

          o    the Company's actual and projected financial performance; and

          o    the Company's anticipated merger with another entity.

The Board believes that the market price of the Common Stock does not accurately reflect the prospects for the Company based upon recent developments in its operations that will help the Company reach profitability, including a sophisticated line level gross margin system that electronically audits the invoices the Company receives from the incumbent carriers that it uses to provide service. These invoices are very complex and the Company believes the ability to quickly audit, challenge and document excessive invoicing will help the Company be profitable. The Board further believes that for the reasons explained below, it is important, if possible, for the Company to retain its listing on Nasdaq/SmallCap.

     The reverse split will not change the proportionate equity interests of the Company's shareholders, nor will the respective voting rights and other rights of shareholders be altered, except for possible immaterial changes due to the Company's purchase of and payment for fractional shares as described above. The Common Stock issued pursuant to the reverse split will remain fully paid and non-assessable. The Company will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

Purposes of the Reverse Stock Split

     The Common Stock is quoted on Nasdaq/SmallCap and, in order for the Common Stock to continue to be quoted thereon, the Company is required to continue to comply with various listing maintenance standards established by Nasdaq, as follows:

          o net tangible assets, consisting of total assets, excluding goodwill, minus total liabilities of at least $2 million; or a market capitalization of at least $35 million; or net income, in the Company's latest fiscal year, or two of the three last fiscal years, of at least $500,000; or equity of at least $2.5 million;

          o the Common Stock must have an aggregate market value of shares held by persons other than officers and directors, or public float, of at least $1,000,000 with at least 500,000 shares outstanding;

          o    at least 300 persons who own at least 100 shares; and

          o    a minimum bid price of at least $1.00 per share.

     Under Nasdaq's listing maintenance standards, if the closing bid price of the Common Stock is under $1.00 per share for 30 consecutive trading days and the Company does not thereafter regain compliance for a minimum of ten consecutive trading days during the 90 calendar days following notification by Nasdaq, Nasdaq may de-list the Common Stock from trading on the Nasdaq/SmallCap. If a de-listing were to occur, the Common Stock would trade on the OTC Bulletin Board or in the "pink sheets" maintained by the National Quotation Bureau, Inc. Such alternatives are generally considered to be less efficient markets. On March 19, 2001, the Company received a letter from Nasdaq advising it that the Common Stock had not met Nasdaq's minimum bid price closing requirement for 30 consecutive trading days and that, if the Company was unable to demonstrate compliance with this requirement during the 90 calendar days ending June 18, 2001, the Common Stock would be de-listed. On June 21, 2001, the Company received a letter notifying it that the Common Stock would be delisted effective at the opening of business on June 28, 2001. The Company applied to Nasdaq for a hearing and the de-listing has been stayed subject to the ability of the Company to regain a minimum price of $1.00. The Company understands that it is Nasdaq's position that an ability to demonstrate sustained compliance is also required to achieve compliance with this requirement.

     The principal purpose of the reverse split proposal is to increase the market price of the Common Stock above the Nasdaq minimum bid requirement, which does not adjust for the reverse split.

     Furthermore, the Company believes that maintaining the Nasdaq/SmallCap listing may provide the Company with a broader market for its Common Stock and facilitate the use of Common Stock in acquisitions and financing transactions in which the Company may engage. However, there can be no assurance that, even after effectuating the reverse split, the Company will continue to meet the minimum bid price and otherwise meet the requirements of Nasdaq for continued inclusion for trading on Nasdaq/SmallCap. The history of similar stock split combinations for companies in like circumstances is varied. Frequently, after a reverse stock split, the adjusted price of an issuer's shares drifts down to the price prior to the reverse split being taken, a consequence that could occur if the Company implements a reverse stock split. The Company will take reasonable steps to counter such a trend, but there can be no assurance that the steps to be taken, such as obtaining greater analyst coverage for the Company in the brokerage community, will be successful.

Certain Effects of the Reverse Stock Split

     The following tables illustrate the principal effects of the reverse split on the Common Stock:

                                                                     Prior to Reverse      After Reverse
                                                                       Stock Split          Stock Split
                                                                       -----------          -----------
Number of shares of Common Stock:
   Authorized...................................................        50,000,000            50,000,000
   Outstanding(1)...............................................        14,942,421             3,735,605
   Available for future issuance(2).............................        35,057,579            46,264,395

Financial Data(3):
Shareholders' Equity:

Preferred stock.................................................      $          2          $          2
Common stock....................................................         1,494,242               373,561
Capital in excess of par value..................................        25,429,467            26,550,148
Accumulated deficit.............................................       (24,828,720)          (24,828,720)
Treasury stock, at cost.........................................           (27,500)              (27,500)
Accumulated other comprehensive income..........................         1,927,873             1,927,873
Total shareholders' equity......................................         3,995,364             3,995,364

                                                                     Prior to Reverse      After Reverse
                                                                       Stock Split          Stock Split
                                                                       -----------          -----------
Net (loss) per share:
Six months ended May 31, 2000...................................      $      (0.21)         $      (0.83)
Year ended November 30, 2000....................................             (0.41)                (1.63)
Book value per common share.....................................              0.27                  1.07

------------------

(1) Gives effect to the reverse split as if it occurred on the record date, subject to further adjustment.

(2) Upon effectiveness of the reverse split, the number of authorized shares of Common Stock that are not issued or outstanding would increase, as reflected in this table. Although this increase could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances which would dilute the stock ownership of a person seeking to effect a change in the composition of the Board of Directors of the Company or contemplating a tender offer or other transaction for the combination of the Company with another entity), the reverse split proposal is not being proposed in response to any effort of which the Company is aware to accumulate shares of Common Stock or obtain control of the Company, nor is it part of a plan by management to recommend a series of similar amendments to the Board of Directors and shareholders. Other than the reverse split proposal, the Board does not currently contemplate recommending the adoption of any other amendments to the Company's Certificate of Incorporation that could be construed to affect the ability of third parties to take over or change control of the Company.

(3) Balance sheet data gives effect to the reverse split as if it occurred on May 31, 2001, subject to further adjustment.

     Shareholders should recognize that if the reverse split is effectuated they will own a fewer number of shares than they presently own, equal to the number of shares owned immediately prior to the filing of the amendment divided by the exchange number. While the Company expects that the reverse split will result in an increase in the market price of the Common Stock, there can be no assurance that the reverse split will increase the market price of the Common Stock by a multiple equal to the exchange number or result in the permanent increase in the market price, which is dependent upon many factors, including the Company's performance and prospects. Also, should the market price of the Common Stock decline, the percentage decline as an absolute number and as a percentage of the Company's overall market capitalization may be greater than would pertain in the absence of a reverse split. Furthermore, the possibility exists that liquidity in the market price of the Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse split. In addition, the reverse split will increase the number of the Company's shareholders who own odd lots, that is, less than 100 shares. Shareholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales. Consequently, there can be no assurance that the reverse split will achieve the desired results that have been outlined above.

Procedure for Effecting the Reverse Split and Exchange of Stock Certificates

     If the amendment is approved by shareholders, and if the Board of Directors still believes that the reverse split is in the best interests of the Company and its shareholders, the Company will file the amendment to the Certificate of Incorporation with the Secretary of State of the State of New York at such time as the Board has determined the appropriate effective time for such split. The reverse split will become effective on the date of filing the amendment (the "effective date"). Beginning on the effective date, each certificate representing old shares will be deemed for all corporate purposes to evidence ownership of new shares.

     As soon as practicable after the effective date, shareholders will be notified that the reverse split has been effected. The Company's transfer agent will act as exchange agent for the reverse split for purposes of implementing the exchange of stock certificates. Holders of old shares will be asked to surrender to the exchange agent certificates representing old shares in exchange for certificates representing new shares in accordance with the procedures to be set forth in a letter of transmittal to be sent by the Company. No new certificates will be issued to a shareholder until such shareholder has surrendered such shareholder's outstanding certificate(s), together with the properly completed and executed letter of transmittal to the exchange agent. Shareholders should not destroy any stock certificate and should not submit any certificates until requested to do so.

Fractional Shares

     No scrip or fractional certificates will be issued in connection with the reverse split. Shareholders who otherwise would be entitled to receive fractional shares because they hold a number of old shares not evenly divisible by the exchange number, will be entitled, upon surrender to the exchange agent of certificates representing such shares, to receive one whole share of common stock in lieu of a fractional share.

Dissenters' Rights

     Under New York law, shareholders are not entitled to dissenter's rights with respect to the proposed amendment.

Federal Income Tax Consequences of the Reverse Split

     The following is a summary of certain material federal income tax consequences of the reverse split, and does not purport to be complete. It does not discuss any state, local, foreign or minimum income or other U.S. federal tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the old shares were, and the new shares will be, held as a "capital asset," as defined in the Internal Revenue Code of 1986, as amended, generally, property held for investment. The tax treatment of a shareholder may vary depending upon the particular facts and circumstances of such shareholder. EACH SHAREHOLDER SHOULD CONSULT WITH SUCH SHAREHOLDER'S OWN TAX ADVISOR WITH RESPECT TO THE CONSEQUENCES OF THE REVERSE SPLIT.

     No gain or loss should be recognized by a shareholder of the Company upon such shareholder's exchange of old shares for new shares pursuant to the reverse split. The aggregate tax basis of the new shares received in the reverse split, including any fraction of a new share deemed to have been received, will be the same as the shareholder's aggregate tax basis in the old shares exchanged therefor. The shareholder's holding period for the new shares will include the period during which the shareholder held the old shares surrendered in the reverse split.

Vote Required and Recommendation

     The Board of Directors of the Company unanimously recommends a vote FOR the reverse split proposal. The affirmative vote of the holders of a majority of all outstanding shares of Common Stock and preferred stock entitled to vote on this proposal, will be required for approval of the amendment.


                              SHAREHOLDER PROPOSALS

     Proposals of shareholders intended for presentation at the 2002 Special Meeting of Shareholders and intended to be included in the Company's Proxy Statement and form of proxy relating to that meeting must be received at the offices of the Company by February 2, 2002.

                                 OTHER BUSINESS

     Other than as described above, the Board of Directors knows of no matters to be presented at the Special Meeting, but it is intended that the persons named in the proxy will vote your shares according to their best judgment if any matters not included in this Proxy Statement do properly come before the meeting or any adjournment thereof.


                                  ANNUAL REPORT

     Upon written request of any person entitled to vote at the Special Meeting, addressed to Paul H. Riss, Chief Executive Officer, eLEC Communications Corp., 543 Main Street, New Rochelle, New York 10801, the Company will provide, without charge, a copy of its Annual Report on Form 10-K for year ended November 30, 2000, including the financial statements affixed thereto.


                                        By Order of the Board of Directors,


                                        JOEL DUPRE,
                                        Chairman of the Board




Dated:   September 3, 2001
         New Rochelle, New York

                                 REVOCABLE PROXY
                            eLEC COMMUNICATIONS CORP.

[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE

     The undersigned hereby appoint(s) Joel Dupre and Paul Riss, or any of them, lawful attorneys and proxies of the undersigned with full power of substitution, for and in the name, place and stead of the undersigned to attend the Special Meeting of Shareholders of eLEC Communications Corp. to be held at 543 Main Street, New Rochelle, New York 10801 on Friday, October 19, 2001 at 10:00 a.m., local time, and any adjournment(s) or postponement(s) thereof, with all powers the undersigned would possess if personally present and to vote the number of votes the undersigned would be entitled to vote if personally present.

     The Board of Directors recommends a vote "FOR" the proposal set forth below.

PROPOSAL 1:

Proposal to amend the Company's Certificate of Incorporation to effect a four for one reverse stock split of the Company's outstanding common stock

                      For        Against       Abstain
                      [_]          [_]           [_]

     In accordance with their discretion, said Attorneys and Proxies are authorized to vote upon such other matters or proposals not known at the time of solicitation of this proxy which may properly come before the meeting.

     This proxy when properly executed will be voted in the manner described herein by the undersigned shareholder. If no direction is made, this proxy will be voted for the Proposal set forth herein. Any prior proxy is hereby revoked.

                                        ________________________________________
    Please be sure to sign and date      Date
      this Proxy in the box below.
________________________________________________________________________________


________________________________________________________________________________
   Stockholder  sign  above                 Co-holder (if any) sign above




--------------------------------------------------------------------------------
                            eLEC COMMUNICATIONS CORP.

Please sign exactly as your name appears on this proxy card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or corporation, please sign in full corporate name by president or other authorized person. If a partnership, please sign in partnership name by authorized person.


                               PLEASE ACT PROMPTLY
                     SIGN, DATE & MAIL YOUR PROXY CARD TODAY
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